                                                           FOR IMMEDIATE RELEASE



              YAHOO! REPORTS SECOND QUARTER 1999 FINANCIAL RESULTS

         COMPANY POSTS $115 MILLION IN REVENUES AND $0.11 PRO FORMA EPS

         SANTA CLARA, CALIF. - JULY 7, 1999 - Yahoo! Inc. (Nasdaq: YHOO) today reported net revenues totaling $115,239,000 for the second quarter ended June 30, 1999, a 156 percent increase over net revenues of $44,948,000 reported in the same period in 1998. Pro forma net income for the quarter was $28,298,000 or $0.11 per share diluted, excluding merger-related charges incurred in the acquisitions of GeoCities, Online Anywhere, and Encompass, Inc., and the effects of amortization of intangible assets. This compares to pro forma net income of $1,459,000 or $0.01 per share diluted for the same period in 1998, and pro forma net income of $19,900,000 or $0.08 per share diluted in the first quarter ended March 31, 1999. These financial results include the recent acquisitions of GeoCities, Online Anywhere, and Encompass, and do not include the proposed acquisition of broadcast.com, which is anticipated to close in the third quarter of 1999. Net loss, including the merger-related charges and effects of amortization of intangible assets for the quarter ended June 30, 1999, was $15,062,000 or $0.07 per share compared to a net loss of $14,248,000 or $0.08 per share for the quarter ended June 30, 1998.

          "During the second quarter, we expanded our audience, our extensive global presence, the content and services we offer, the platforms and devices on which they are delivered, and the marketing programs we offer our customers," said Tim Koogle, chairman and CEO, Yahoo!. "The GeoCities, broadcast.com, Online Anywhere, and Encompass acquisitions support our strategy to further strengthen our leadership in these areas, delivering the Web's best consumer experience from any device, any time, while providing merchants and advertisers with innovative, integrated, and measurable solutions."

AUDIENCE GROWTH AND USAGE
         Yahoo!'s global audience, reach, and consumption continued to increase during the second quarter. In the month of June 1999, more than 80 million unique users worldwide visited the Yahoo! network, and the company's registration base grew to more than 65 million unique registrations. In addition, the Yahoo! and GeoCities combined reach among work and home users increased to 59.7 percent in the United States during May (Media Metrix, May
1999). During the month of June 1999, traffic on the Yahoo! global network of properties increased to an average of 310 million page views per day, compared to an average of 235 million page views per day in March 1999. Yahoo! Japan's traffic, which is included in the above page view totals, increased to more than 22 million page views per day during the month of June 1999 from more than 17 million per day in March 1999. These June 1999 page views reflect the recent acquisition of GeoCities.

DISTRIBUTION AND MARKETING
        Yahoo! continued to expand its extensive global distribution during the quarter. The company acquired Online Anywhere to enable Yahoo! to easily deliver content and services to a wide array of non-PC and wireless devices. Yahoo! also acquired Encompass, enabling Yahoo! to offer PC and device manufacturers a comprehensive solution that results in easier consumer access to content and services on the Web. In the United States, Yahoo! entered or extended distribution alliances with Caere Corporation, Hewlett-Packard, Phoenix Technologies, Sprint PCS, and Symantec. Yahoo! also extended its relationship with TIBCO Software, to offer Corporate My Yahoo! to the corporate marketplace. Internationally, Yahoo! teamed with SmarTone in Hong Kong, D2 in Germany, and SK Telecom and Hansol PCS in Korea to deliver Yahoo!'s Web content and services to wireless phone users.

                                    - MORE -


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                     YAHOO! REPORTS SECOND QUARTER 1999 FINANCIAL RESULTS/PAGE 2


        During the quarter, Yahoo! and Canal Fox, the No. 1 general entertainment channel in Latin America, entered a marketing and promotional agreement. In addition, Yahoo! UK & Ireland and BskyB, U.K.'s largest television network, entered a marketing and promotional agreement to promote Yahoo! UK & Ireland throughout BskyB's network.

NETWORK PROGRAMMING AND SERVICES
        During the second quarter, Yahoo! continued to build out its media properties. Yahoo! completed its first phase of integrating the GeoCities online community (http://geocities.yahoo.com) and home page building services into Yahoo!'s global network, including its unique universal registration system. In personal finance, Yahoo! and Bank of America began giving individuals access to their bank account information through Yahoo! Finance (http://finance.yahoo.com) and My Yahoo! (http://my.yahoo.com). Yahoo! Finance also launched auto loan services through a relationship with debis Financial Services. During the quarter, Yahoo! unveiled Yahoo! Radio (http://radio.yahoo.com), providing Web users with direct access to broadcast audio programming. The company also launched Yahoo! Health (http://health.yahoo.com), enabling users to conduct research, obtain the latest health news, gain advice from medical experts, and find a physician. Yahoo! also expanded its programming and services throughout its geographic properties around the world. With the newly launched Yahoo! Brazil (http://br.yahoo.com), Yahoo! now owns and operates 19 geographic services around the world in 12 different languages.

        In commerce, the company opened Yahoo! Auctions internationally in Australia & NZ (http://auctions.yahoo.com.au), the UK & Ireland (http://auctions.yahoo.com/uk), and Canada (http://auctions.yahoo.com/ca). Yahoo! also unveiled Yahoo! Auctions Express (http://auctions.yahoo.com) to enable sellers with large inventories to easily upload hundreds of items and run multiple auctions. In addition, Yahoo! Classifieds was rolled out in Yahoo! UK & Ireland and Yahoo! France.

        During the quarter, Yahoo! expanded its communications services. In the United States, Yahoo! gave users the ability to talk with others anywhere in the world over the Internet using Yahoo! Messenger's voice chat feature (http://messenger.yahoo.com). Yahoo! also added a new conference calling feature to Yahoo! Address Book (http://address.yahoo.com), enabling users to create and manage U.S.-based conference calls from any Internet-connected computer. In addition, the company launched Yahoo! Messenger in Canada, the UK & Ireland, Australia & NZ, France, and Germany. Yahoo! Mail and Yahoo! Address Book were launched in Canada.

MERCHANT AND ADVERTISER SERVICES
        During the quarter, Yahoo! expanded and executed upon its Fusion Marketing Online-TM- (FMO) strategy, whiCh is designed to leverage the company's significant worldwide audience, traffic, and database to provide customized and measurable marketing solutions to its clients. Yahoo! and Procter & Gamble expanded their relationship through extensive, highly-integrated FMO marketing programs designed to connect Yahoo!'s global audience with P&G's brands in innovative ways. In addition to P&G, Yahoo!'s advertiser base increased to 2,700 clients during the quarter, including major new accounts and brands such as Autoweb.com, Bell Atlantic Mobile, Claritin, Milky Way, Musicland, Nabisco, 7-Eleven, Sprint, and Target Stores.

                                    - MORE -


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                     YAHOO! REPORTS SECOND QUARTER 1999 FINANCIAL RESULTS/PAGE 3


ABOUT YAHOO!
        Yahoo! Inc. is a global Internet media company that offers a branded network of comprehensive information, communication, and shopping services to 80 million users worldwide. As the first online navigational guide to the Web, www.yahoo.com is the leading guide in terms of traffic, advertising, household and business user reach, and is one of the most recognized brands associated with the Internet. The company's global Web network includes 19 World properties. Yahoo! has offices in Europe, the Asia Pacific, South America, Canada, and the United States, and is headquartered in Santa Clara, Calif.

        This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the company's ability to grow its user and advertiser bases, its advertising and commerce revenues, and to continue to generate profits and positive cash flow from operations. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the company's limited operating history, the increasingly competitive and constantly changing environment for advertising sales and for Yahoo! branded services, the early stage of the Web as an advertising and commerce medium, the company's dependence on advertising revenues and on third parties for technology, content, and distribution, and the company's ability to successfully integrate its acquired companies, especially GeoCities and the proposed acquisition of broadcast.com. More information about potential factors that could affect the company's business and financial results is included in the company's Annual Report on Form 10-K for the year ended Dec. 31, 1998, the company's Quarterly Report on Form 10-Q for the period ended March 31, 1999, and the company's Current Report on Form 8-K/A and the company's Registration Statement on Form S-4 filed June 8, 1999, including (without limitation) under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," "Competition," and "Proprietary Rights," which are on file with the Securities and Exchange Commission (http://www.sec.gov). The accompanying condensed consolidated statements of operations and balance sheets are an integral part of this announcement.

                                      # # #

 Yahoo!, the Yahoo! logo, Fusion Marketing Online and FMO are trademarks and/or registered trademarks of Yahoo! Inc.
      All other names are trademarks and/or registered trademarks of their respective owners.


CONTACTS:

GARY VALENZUELA                               DIANE HUNT
Senior VP and Chief Financial Officer         Director, Corporate Communications
Yahoo! Inc.                                   Yahoo! Inc.
(408) 731-3350                                (408) 731-3441
investor_relations@yahoo-inc.com              diane@yahoo-inc.com


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

                                  YAHOO! INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                           June 30,                      DECEMBER 31,
                                                            1999                             1998
                                                      ----------------------           ---------------------
                                                         (UNAUDITED)                       (AUDITED)
ASSETS
     Cash, cash equivalents, and investments
           in marketable debt securities              $          637,588               $         576,976
     Accounts receivable, net                                     34,052                          29,642
     Property and equipment, net                                  34,230                          24,221
     Investments in marketable equity securities                 133,181                          18,682
     Other assets                                                112,070                          85,677
                                                         ----------------                 ---------------
           Total assets                               $          951,121               $         735,198
                                                         ----------------                 ---------------
                                                         ----------------                 ---------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Accounts payable                                 $            8,501               $           8,953
     Accrued expenses and other liabilities                       62,303                          50,963
     Deferred revenue                                             63,932                          38,661
                                                         ----------------                 ---------------
           Total liabilities                                     134,736                          98,577
                                                         ----------------                 ---------------

Minority interests in consolidated subsidiaries                    2,412                           1,248
                                                         ----------------                 ---------------

Stockholders' equity:
     Common Stock                                                791,024                         670,596
     Accumulated deficit                                         (55,216)                        (45,797)
     Accumulated other comprehensive income                       78,165                          10,574
                                                         ----------------                 ---------------
           Total stockholders' equity                            813,973                         635,373
                                                         ----------------                 ---------------
                                                      $          951,121               $         735,198
                                                         ----------------                 ---------------
                                                         ----------------                 ---------------


Note: The results for all periods presented have been restated to reflect the acquisitions of GeoCities, Encompass, and Online Anywhere which were completed during the quarter ended June 30, 1999 and accounted for as poolings of interests.


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

                                   YAHOO! INC.
            Unaudited Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                         THREE MONTHS ENDED        SIX MONTHS ENDED
                                                               JUNE 30,                 JUNE 30,
                                                       ----------------------    ----------------------
                                                            1999         1998         1999         1998
                                                       ---------    ---------    ---------    ---------
Net revenues                                           $ 115,239    $  44,948    $ 209,505    $  77,811

Cost of revenues                                          15,766        7,774       28,679       13,664
Amortization of purchased technology                       2,708          417        4,674          417
                                                       ---------    ---------    ---------    ---------
     Total cost of revenues                               18,474        8,191       33,353       14,081

                                                       ---------    ---------    ---------    ---------
     Gross profit                                         96,765       36,757      176,152       63,730
                                                       ---------    ---------    ---------    ---------

Operating expenses:
     Sales and marketing                                  42,655       23,948       80,887       43,023
     Product development                                  12,883        6,437       25,317       12,159
     General and administrative                            6,892        4,538       13,694        7,989
     Amortization of intangibles                           3,459          290        6,662          290
     Other - non-recurring costs (1)                      56,125       15,000       65,900       15,000
                                                       ---------    ---------    ---------    ---------
           Total operating expenses                      122,014       50,213      192,460       78,461
                                                       ---------    ---------    ---------    ---------

Loss from operations                                     (25,249)     (13,456)     (16,308)     (14,731)

Investment income, net                                     8,011        2,156       15,546        3,837
Minority interests in operations
     of consolidated subsidiaries                           (839)         112       (1,164)         355
                                                       ---------    ---------    ---------    ---------

Loss before income taxes                                 (18,077)     (11,188)      (1,926)     (10,539)

Provision (benefit) for income taxes (2)                  (3,015)       3,060        7,493        4,131
                                                       ---------    ---------    ---------    ---------

Net loss                                               $ (15,062)   $ (14,248)   $  (9,419)   $ (14,670)
                                                       ---------    ---------    ---------    ---------
                                                       ---------    ---------    ---------    ---------

Net loss per share - diluted                           $   (0.07)   $   (0.08)   $   (0.04)   $   (0.08)
                                                       ---------    ---------    ---------    ---------
                                                       ---------    ---------    ---------    ---------
Shares used in per share calculation
     - diluted                                           227,461      181,352      225,753      178,138
                                                       ---------    ---------    ---------    ---------
                                                       ---------    ---------    ---------    ---------

(1) Non-recurring costs consist of the following:
            - During the quarter ended June 30, 1999, $53,500,000 was incurred in connection with the acquisition of GeoCities, $1,525,000 was incurred in connection with the relocation of GeoCities employees, and an aggregate of $1,100,000 was incurred in connection with the acquisitions of Encompass and Online Anywhere.
            - During the quarter ended March 31, 1999, $9,775,000 of in-process research and development was incurred in connection with the acquisition of a development stage Internet software company.
            - During the quarter ended June 30, 1998, $15,000,000 of in-process research and development was incurred in connection with the acquisition of Viaweb Inc.

(2) During the quarter ended June 30, 1999, the benefit for income taxes includes the effect of nondeductible acquisition-related costs and the effect of a change in the income tax regulations which resulted in a benefit in the current period for certain acquired net operating losses.

Note: The results for all periods presented have been restated to reflect the acquisitions of GeoCities, Encompass, and Online Anywhere which were completed during the quarter ended June 30, 1999 and accounted for as poolings of interests.


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

                                   YAHOO! INC.
       Unaudited Pro Forma Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                   THREE MONTHS ENDED       SIX MONTHS ENDED
                                                        JUNE 30,                 JUNE 30,
                                                 ---------------------   ---------------------
                                                      1999        1998        1999        1998
                                                 ---------   ---------   ---------   ---------
Net revenues                                     $ 115,239   $  44,948   $ 209,505   $  77,811
Cost of revenues                                    15,766       7,774      28,679      13,664
                                                 ---------   ---------   ---------   ---------
      Gross profit                                  99,473      37,174     180,826      64,147
                                                 ---------   ---------   ---------   ---------

Operating expenses:
      Sales and marketing                           42,655      23,948      80,887      43,023
      Product development                           12,883       6,437      25,317      12,159
      General and administrative                     6,892       4,538      13,694       7,989
                                                 ---------   ---------   ---------   ---------
           Total operating expenses                 62,430      34,923     119,898      63,171
                                                 ---------   ---------   ---------   ---------

Income from operations                              37,043       2,251      60,928         976

Investment income, net                               8,011       2,156      15,546       3,837
Minority interests in operations
      of consolidated subsidiaries                    (839)        112      (1,164)        355
                                                 ---------   ---------   ---------   ---------

Income before income taxes                          44,215       4,519      75,310       5,168

Provision for income taxes                          15,917       3,060      27,112       4,131
                                                 ---------   ---------   ---------   ---------

Pro forma net income                             $  28,298   $   1,459   $  48,198   $   1,037
                                                 ---------   ---------   ---------   ---------
                                                 ---------   ---------   ---------   ---------

Pro forma net income per share - diluted         $    0.11   $    0.01   $    0.18   $    0.00
                                                 ---------   ---------   ---------   ---------
                                                 ---------   ---------   ---------   ---------

Shares used in per share pro forma
      calculation - diluted                        263,844     224,792     264,352     221,268
                                                 ---------   ---------   ---------   ---------
                                                 ---------   ---------   ---------   ---------




Note: The above unaudited pro forma condensed consolidated statements of operations exclude the effects of the following:
            - Nonrecurring acquisition-related charges incurred during the quarter ended June 30, 1999: $53,500,000 in connection with the acquisition of GeoCities, $1,525,000 in connection with the relocation of GeoCities employees, and an aggregate of $1,100,000 in connection with the acquisitions of Encompass and Online Anywhere.
            - During the quarter ended March 31, 1999, $9,775,000 of in-process research and development was incurred in connection with the acquisition of a development stage Internet software company.
            - During the quarter ended June 30, 1998, $15,000,000 of in-process research and development was incurred in connection with the acquisition of Viaweb Inc.
            - Amortization of purchased technology and goodwill.
         The above also assumes a 36% effective tax rate for the pro forma presentation of the three and six month periods ended June 30, 1999.

Note: The results for all periods presented have been restated to reflect the acquisitions of GeoCities, Encompass, and Online Anywhere which were completed during the quarter ended June 30, 1999 and accounted for as poolings of interests.
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